                                                                      EXHIBIT 10
                                AMENDMENT TWO TO
                           LOAN AND SECURITY AGREEMENT


       THIS AMENDMENT TWO TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of May 16, 2000, is made and entered into by and between BANK ONE, TEXAS, NATIONAL ASSOCIATION ("LENDER") and LONG REACH HOLDINGS, INC., a Delaware corporation ("BORROWER").

                                    RECITALS


       A. Borrower and Lender entered into that certain Loan and Security Agreement, dated April 20, 1999, as amended by Amendment One ("AMENDMENT ONE") dated February 23, 2000 (as amended, the "LOAN AGREEMENT").

       B. Borrower is acquiring all of the outstanding capital stock of Lee Engineering Company, Inc., a Rhode Island corporation, whose name will be changed at or shortly after closing to Presto Lifts, Inc. (referred to herein as "SUBSIDIARY").

       C. Lender and Borrower desire to amend the Loan Agreement as herein set forth.

       NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   Definitions

       Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same definitions assigned to such terms in the Loan Agreement, as amended hereby.

                                   ARTICLE II
                        Amendments to the Loan Agreement

       Section 2.01. Amendment of Definitions. SECTION 1 of the Loan Agreement is hereby amended by deleting the definitions of "Allowed Kaizen Expenses," "Allowed Restructuring Expenses," "Borrowing Base," "Collateral," "Eligible Accounts," "Eligible Inventory" and "Permitted Liens" in their entirety and substituting therefor the following:

               "'Allowed Kaizen Expenses' means costs and expenses incurred by Borrower to provide Kaizen consulting and training; provided, that, such costs and expenses shall not exceed an aggregate $540,000 for calendar year 2001, $450,000 for calendar year 2002


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       and $90,000 for the period from January 1, 2003 through the Termination
       Date."

               "'Allowed Restructuring Expenses' means costs and expenses incurred by Borrower related to the merger of Long Reach Holdings, Inc. into TBM Acquisition I, Inc. during calendar year 2000 and to the acquisition of the capital stock of Lee Engineering Company, Inc.; provided, that, such costs and expenses shall not exceed an aggregate $1,750,000 for calendar year 2000 and an aggregate $750,000 for calendar year 2001 and no amount in subsequent years."

               "'Borrowing Base' means, as of any date, an amount equal to the sum of: (a) eighty-five percent (85%) (or such lesser percentage as the Lender may in its sole and absolute discretion determine from time to time) of Eligible Accounts on such date, PLUS (b) the lesser of (i) the sum of (A) sixty percent (60%) (or such lesser percentage as the Lender may in its sole and absolute discretion determine from time to time) of the value of Eligible Inventory consisting of raw material metal stock (based upon the lower of cost (computed on a first-in-first-out basis), fair market value or orderly liquidation as determined by Lender in its sole discretion), PLUS (B) fifty percent (50%) (or such lesser percentage as the Lender may in its sole and absolute discretion determine from time to time) of the value of Eligible Inventory other than metal stock (based upon the lower of cost (computed on a first-in-first-out basis), fair market value or orderly liquidation as determined by Lender in its sole discretion) or (ii) the lesser of (A) $5,000,000, or (B), during the period from February 23, 2000 through December 31, 2000, one hundred twenty-five percent (125%) of the then outstanding aggregate advances against Eligible Accounts (such percentage to be one hundred percent (100%) after December 31, 2000), MINUS (c) the Financial Accommodation Reserve, and MINUS (d) the Reserve."

               "'Collateral' means and includes all of Borrower's and each Qualifying Subsidiary's now owned or hereafter acquired assets, whether tangible or intangible, including without limitation all of Borrower's and each Qualifying Subsidiary's right, title and interest in and to each of the following, wherever located and whether now existing or hereafter arising:

               (a)    all accounts,

               (b)    all inventory,

               (c)    all equipment,

               (d)    all contract rights,

               (e)    all general intangibles,

               (f)    all Intellectual Property,



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               (g)    all deposit accounts,

               (h)    all investment property,

               (i)    all instruments,

               (j)    all chattel paper,

               (k)    all goods,

               (l)    all documents,

(m)  all real estate,

               (n) all insurance and certificates of insurance pertaining to any and all items of Collateral,

               (o) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

               (p) all cash deposited with the Lender or any Affiliate thereof, and

               (q) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form."

               "'Eligible Accounts' shall mean all accounts of Borrower and of a Qualifying Subsidiary which are deemed by the Lender in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base net of any and all interest, finance charges, sales tax, fees, returns, discounts, claims, credits, charges, contra accounts, exchange contracts or other allowances, offsets and rights of offset, deductions, counterclaims, disputes, rejections, shortages or other defenses and all credits owed or allowed by Borrower or a Qualifying Subsidiary upon any of its accounts and further reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement. Eligible Accounts shall not include the following:


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               (a)   accounts which remain unpaid more than ninety (90) days
       past their invoice dates;

               (b) accounts which are not due and payable within thirty (30) days after their invoice dates, except for accounts created by sales made under sixty (60) day dating terms; provided, however, accounts deemed eligible due to such dating terms may not exceed at any time the lesser of (i) $500,000, or (ii) ten percent (10%) of Eligible Accounts;

               (c) accounts owing by a single Account Debtor, including a currently scheduled account, if fifty percent (50%) or more of the balance owing by said Account Debtor upon all accounts payable by such Account Debtor is ineligible pursuant to clauses (a) or (b) above;

               (d) accounts with respect to which the Account Debtor is an Affiliate of Borrower or a Qualifying Subsidiary;

               (e) accounts with respect to which the obligation of payment by the Account Debtor is or may be conditional for any reason whatsoever including, without limitation, accounts arising with respect to goods that were (i) not sold on an absolute basis, (ii) sold on a bill and hold sale basis, (iii) sold on a consignment sale basis, (iv) sold on a guaranteed sale basis, (v) sold on a sale or return basis, or (vi) sold on the basis of any other similar understanding;

               (f) accounts with respect to which the Account Debtor is not a resident or citizen of, or otherwise located in, the continental United States of America, or with respect to which the Account Debtor is not subject to service of process in the continental United States of America, unless such account is backed in full by an irrevocable letter of credit in form and substance satisfactory to Lender issued by a domestic commercial bank acceptable to Lender or backed by acceptable export insurance; provided, however, that (i) accounts backed by a letter of credit or insurance may not exceed $1,000,000 in the aggregate, and
       (ii) subject to the requirements set forth in PARAGRAPHS (a) through (e) and (g) through (r) of this definition, (A) accounts owed by Account Debtors located in Canada may be included in Eligible Accounts up to a maximum of $250,000 in the aggregate, (B) accounts owed by Account Debtors located in Puerto Rico may be included in Eligible Accounts up to a maximum of $50,000 in the aggregate;

               (g) accounts in excess of $100,000 in the aggregate with respect to which the Account Debtor is the United States of America or any other federal governmental body or any department, agency or instrumentality of any of the foregoing unless such accounts are duly assigned to the Lender in compliance with all applicable governmental requirements (including, without limitation, the Federal Assignment of Claims Act of


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


       1940, as amended, if applicable) so that the Lender is recognized by the Account Debtor to have all of the rights of an assignee of such accounts;

               (h) accounts with respect to which Borrower or a Qualifying Subsidiary is or may be liable to the Account Debtor for goods sold or services rendered by such Account Debtor, but only to the extent of such liability to such Account Debtor (i.e. the excess of the aggregate face amount of accounts of such Account Debtor to Borrower or a Qualifying Subsidiary over the aggregate liability of Borrower or a Qualifying Subsidiary to such Account Debtor shall constitute an Eligible Account unless otherwise excepted under the terms of this definition);

               (i) accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the applicable Account Debtor or with respect to which the services performed giving rise thereof have not been completed and accepted as satisfactory by the Account Debtor thereon;

               (j) accounts which are not invoiced (and dated as of such date) and sent to the Account Debtor thereof concurrently with or not later than five (5) days after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto;

               (k) accounts with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by Borrower or a Qualifying Subsidiary (or by any agent or custodian of Borrower or a Qualifying Subsidiary) for the account of or subject to further and/or future direction from the Account Debtor;

               (l) accounts as to which the Lender, at any time or times hereafter, determines, in good faith, that the prospect of payment or performance by the Account Debtor is or will be impaired in any material respect;

               (m) accounts of an Account Debtor to the extent, but only to the extent, that the same exceed a credit limit determined by the Lender in its reasonable discretion, at any time or times hereafter;

               (n) accounts with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit Borrower or a Qualifying Subsidiary to seek judicial enforcement in such state of payment of such account, unless Borrower or a Qualifying Subsidiary has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

               (o) accounts which are not subject to a first priority perfected security interest in favor of Lender;



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               (p)   accounts that Lender, in its sole discretion, has
       determined to be ineligible;

               (q) accounts subject to any provision prohibiting assignment or requiring notice of or consent to such assignment; and

               (r) that portion of an account balance owed by a single Account Debtor which exceeds twenty percent (20%) of total accounts otherwise deemed eligible hereunder, unless waived in writing by Lender."

               "'Eligible Inventory' means, as at any date of determination, all inventory owned by and in the possession of Borrower or a Qualifying Subsidiary and located in the United States of America that Lender, in its sole and absolute discretion, deems to be eligible for borrowing purposes; provided, however, that as of February 23, 2000, a reserve of $100,000 shall be established (the "INITIAL INVENTORY RESERVE") that shall reduce the amount of Eligible Inventory otherwise determined hereunder, and as of each calendar month end occurring on or after March 31, 2000, such eligibility reserve shall be increased by $100,000; provided, further, that when Borrower delivers to Lender an inventory line item turn report, in form and detail satisfactory to Lender in its sole discretion, that establishes to Lender's satisfaction the proper amount of a reserve (the "TURN REPORT RESERVE") against Eligible Inventory equal to purchased parts raw materials and finished goods on hand in excess of one year's supply, as demonstrated by historical sales, such Turn Report Reserve shall be used in place of the Initial Inventory Reserve (as it may have been increased) as long as such inventory line item turn report is delivered to Lender within fifteen days of each fiscal quarter end; otherwise, the Initial Inventory Reserve shall be reinstated at the amount last used and shall continue to increase each month end by $100,000. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible Inventory:

               (a)   work-in-process;

               (b) finished goods subject to a specific purchase order which do not meet the specifications of such purchase order;

               (c) inventory which Lender determines, in its sole and absolute discretion exercised in good faith, to be unacceptable for borrowing purposes due to age, quality, type, category, value and/or quantity;

               (d) inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest;

               (e) inventory with respect to which there exists any Lien (other than a Permitted Lien) in favor of any Person other than Lender;



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               (f)   packaging or shipping material or maintenance supplies;

               (g)   shipping or product labels;

               (h)   inventory that is obsolete;

               (i) inventory that has been returned or repossessed unless such inventory is in new, unused and saleable condition;

               (j)   inventory that consists of used goods taken in trade;

               (k) inventory produced in violation of the Fair Labor Standards Act, in particular provisions contained in Title 29 U.S.C. 215 (a)(i);

               (l) inventory located in a jurisdiction other than the United States of America and inventory located at a location for which Lender does not have a valid landlord's or warehouseman's waiver or subordination on terms and conditions acceptable to Lender in its sole discretion; and

               (m) inventory located at any location other than those listed on SCHEDULE 5.1(q), as amended from time to time."

               "'Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases, only if payment shall not at the time be required to be made in accordance with SECTION 7.4, and (ii) in the case of warehousemen or landlords controlling locations where inventory is located, only if such liens have been waived or subordinated to the security interest of Lender in a manner satisfactory to Lender; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of Borrower's real estate, which in the sole judgment of the Lender do not materially detract from the value of such real estate or impair the use thereof in the business of Borrower; (d) Liens of the Lender arising under this Agreement and the other Loan Documents, (e) Liens securing Permitted Indebtedness consisting of purchase money Indebtedness and Liens securing Subordinated Indebtedness, (f) Liens (not to exceed $100,000 in the aggregate) securing appeal and surety bonds; and (g) Liens granted by Lee Engineering Company, Inc. to Rockford Industries, Inc. pursuant to that certain Lease




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       Agreement between Lee Engineering Co., Inc. and Rockford Industries, Inc.
       dated October 14, 1999."

       Section 2.02. Amendment of Section 1. SECTION 1 is further amended by adding thereto the following definition:


               "'Qualifying Subsidiary" means a Subsidiary of Borrower that has executed and delivered an unlimited guaranty of all Obligations for the benefit of Lender and a security agreement granting to Lender a security interest in all of its assets to secure the Obligations, both in form and substance acceptable to Lender in its sole discretion, and that has executed, or had executed in the case of termination statements, and delivered to Lender such financing statements and termination statements as required by Lender to perfect such security interest as a first priority security interest subject only to Permitted Liens."

       Section 2.03. Amendment of Schedule 5.1(q). Schedule 5.1(q) attached to the Loan Agreement is amended and restated in its entirety in the form attached hereto as Schedule 5.1(q).









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                                  ARTICLE III
                             Conditions Precedent

       Section 3.01. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

               (a) The representations and warranties of Borrower contained herein shall be true and correct as of the date hereof as if made on the date hereof;

               (b) After giving effect to the provisions of this Amendment, no Default or Event of Default shall have occurred and be continuing under the Loan Agreement;

               (c) Lender shall have received this Amendment, duly executed by Borrower and consented to by TBM Holdings, Inc.;

               (d) Subsidiary shall have executed and delivered to Lender an unlimited guaranty of the Obligations and a security agreement granting Lender a security interest in all of its assets as security for the Obligations, both in form and substance acceptable to Lender in its sole discretion;

               (e) Lender shall have received an opinion of Borrower's counsel, in form and substance acceptable to Lender in its sole discretion;

               (f) The purchase of all outstanding capital stock of Subsidiary by Borrower shall have closed and title to such stock shall have been acquired by Borrower, subject to no liens, claims or encumbrances;

               (g) Borrower shall have delivered to Lender certified board of directors resolutions and certificates of incumbency, in such form and content as is acceptable to Lender in its sole discretion, for both Borrower and Subsidiary;

               (h) Lender shall have received a certified copy of the articles of incorporation, and all amendments thereto, of Subsidiary, issued by the Secretary of State of the State of Rhode Island together with a certificate of existence and good standing for Subsidiary issued by the such Secretary of State;

               (i) Lender shall have received certification by each jurisdiction in which Subsidiary is qualified (or is required to be qualified) as a foreign corporation to transact business, to the effect that Subsidiary is in good standing with respect to payment of



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       franchise and similar taxes in such states;

               (j) Lender shall have received all financing statements required by Lender in connection with perfection of Lender's security interests in the assets of Subsidiary and all termination statements and other amendments to financing statements required by Lender to make Lender's security interest in such assets a first priority (and only) security interest therein subject, however, to the Permitted Liens;

               (k) Lender shall have received a copy of the bylaws, and all amendments thereto, of Subsidiary, certified by the Secretary or Assistant Secretary of Subsidiary;

               (l) Lender shall have received evidence of insurance of the assets of Subsidiary in compliance with the requirements of the Loan Agreement and such loss payable endorsements with respect to such insurance as may be required by Lender;

               (m) Lender shall have received an executed landlord's waiver and consent for Subsidiary's manufacturing facility located in Pawtucket, Rhode Island; and

               (n) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Lender and its legal counsel.

                                  ARTICLE IV
                Ratifications, Representations, and Warranties

       Section 4.01. Ratifications by Borrower. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. The Loan Agreement as amended by this Amendment shall continue to be the legal, valid, binding and enforceable in accordance with its terms.

       Section 4.02. Renewal and Extension of Security Interests and Assignments. Borrower hereby renews and affirms the liens and security interests created and granted in the Loan Agreement and all other Loan Documents. Borrower agrees that this Amendment shall in no manner affect or impair the liens and security interests securing the Obligations, and that such liens and security interests shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all liens and security interest securing same, which are acknowledged by Borrower to be valid and subsisting.

       Section 4.03. Representations and Warranties. Borrower represents and warrants to Lender as follows: (i) the execution, delivery and performance of this Amendment and any and



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all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower or any agreement to which Borrower is a party; (ii) no Default or Event of Default under the Loan Agreement as amended hereby has occurred and is continuing; and
(iii) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby.


                                    ARTICLE V
                                  Miscellaneous

       Section 5.01. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect such representations and warranties or the right of Lender to rely thereon.

       Section 5.02. Reference to Loan Agreement. Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

       Section 5.03. Expenses of Lender. Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto; provided, however, that Lender's legal fees subject to reimbursement shall be limited to $6,000. Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with any and all future amendments, modifications, and supplements to the Loan Agreement, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

       Section 5.04. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

       SECTION 5.05. APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

       Section 5.06. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives, except that none of the parties hereto other than Lender may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

       Section 5.07. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile transmission.

       Section 5.08. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

       Section 5.09. Conflicting Provisions. If any provision of the Loan Agreement as amended hereby conflicts with any provision of any other Loan Document, the provision in the Loan Agreement shall control.

       Section 5.10 Consent to Purchase. By execution of this Amendment, Lender acknowledges that it has waived the written notification required by Section 9.2 of the Loan Agreement with respect to, and hereby consents to, the acquisition by Borrower of the outstanding capital stock of Subsidiary.

       SECTION 5.11. RELEASE. AS OF THE DATE HEREOF, BORROWER HEREBY ACKNOWLEDGES THAT BORROWER HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF BORROWER'S LIABILITY TO REPAY THE LOAN OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OR WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOAN, INCLUDING, WITHOUT

LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

       SECTION 5.12. ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       EXECUTED as of the date first written above.

LONG REACH HOLDINGS, INC.                   BANK ONE, TEXAS, NATIONAL
                                            ASSOCIATION


By:  /s/William A. Schwartz                 By: /s/ F.W. McCollum
    ---------------------------                -----------------------
     Name: William A. Schwartz              Name: F.W. McCollum
     Title: Secretary and Authorized        Title: Vice President
             Signatory




                           CONSENT AND RATIFICATION


       The undersigned (i) consents to the foregoing Amendment, (ii) acknowledges and agrees that the execution of the foregoing Amendment does not diminish, waive, or release its obligations under that certain Unlimited Guaranty dated as of February 23, 2000 executed by the undersigned for the benefit of Lender and (iii) ratifies and confirms its obligations pursuant to such Unlimited Guaranty.

                                                  TBM HOLDINGS, INC.


                                                  By:  /s/ William A. Schwartz
                                                       ------------------------
                                                  Its:  President

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